UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment Number 1 To Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2005

Gold Camp Cripple Creek Colorado, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0-32993	88-0514534
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification)

1 Fulton Avenue, Shawnee Town, IL	62984
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (618) 269-3101

N/A
(Former name or former address, if changed, since last report)

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective January 3, 2005, the independent auditors for Gold Camp Cripple Creek Colorado, Inc. (the “Company”), Chavez & Koch, Business Consultants & Certified Public Accountants (“Chavez & Koch”), resigned as principal auditor for the Company. At no time were there any disagreements between the Company and Chavez & Koch on any matter of accounting principles or practices, financial statement disclosures or auditing scopes or procedures. Chavez & Koch performed the audit of the Company’s financial statements for the fiscal year-end December 31, 2003. The audit of the Company’s financial statements for the fiscal year ended December 31, 2004 has not been completed. The audit report of Chavez & Koch did not contain either an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles; however, the audit report contained going concern qualifications, which are common to development stage companies. As their letter to the Company attached hereto as Exhibit 16.1 indicates, Chavez & Koch made a business decision to cease acting as independent auditors for publicly-traded companies. As their letter to the Securities and Exchange Commission attached hereto as Exhibit 16.2 indicates, Chavez & Koch is in agreement with the disclosures contained herein.

The Board of Directors of the Company, at a meeting held May 3, 2005, approved the resignation of Chavez & Koch and appointed DeJoya & Company, 2425 W. Horizon Ridge Parkway, Henderson, Nevada 89052, telephone 702-433-7075 as independent auditors for the Company beginning with the fiscal year ended December 31, 2004.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibit No. 16.1: Letter from Chavez & Koch Business Consultants & Certified Public Accountants to Gold Camp Cripple Creek Colorado, Inc.

(b) Exhibit No. 16.2 : Letter from Chavez & Koch Business Consultants & Certified Public Accountants to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2005

Gold Camp Cripple Creek Colorado, Inc.

By: /s/ John Schaffer
John Schaffer, Secretary